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                                                                   Exhibit 99.C2

                         CONSENT OF INDEPENDENT AUDITORS
                         -------------------------------



We consent to the reference to our firm under the caption "Independent Auditors" and to the use of our report dated May 15, 2003, in the Registration Statement of Equity Opportunity Trust, Value S&P Industrial Series 2003A. Series 2003A, including the Schedule of Investments, included herein, and to the reference made to us under the caption "Independent Auditors" in the Prospectus.



                                                   ERNST & YOUNG LLP


May 15, 2003
New York, New York